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                                                                    EXHIBIT 5.1

                               October 28, 1996

The United States Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

    Re:    Pacific Telesis Group
           Registration Statement on Form S-4 filed with the Securities and Exchange Commission

Ladies and Gentlemen:

  I am Executive Vice President-External Affairs and General Counsel for Pacific Telesis Group, a Nevada corporation (the "Company"). In connection with the proposed public offering of the Company's Common Stock, par value $0.10 per share (the "Shares"), to be issued in connection with the proposed acquisition of Wireless Holdings, Inc., a Delaware corporation; Videotron (Bay
Area) Inc., a Florida corporation; Videotron USA, Inc., a Delaware corporation, and, indirectly, their respective subsidiaries, by subsidiaries of the Company, I have supervised and I am familiar with the procedures relating to such public offering. The proposed public offering will be made pursuant to the registration statement on Form S-4 (the "Registration Statement") filed with the United States Securities and Exchange Commission as of the date hereof.

  I am a member of the State Bar of California. I do not express any opinion as to matters governed by any law other than the law of California and the federal law of the United States of America.

  On the basis of the foregoing, and assuming the Registration Statement becomes and remains effective, and all applicable state and federal laws are complied with, I am of the opinion that the Shares when issued will be validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption of "Legal Matters" therein.

  It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                          Very truly yours,

                                          /s/ Richard W. Odgers

                                          Richard W. Odgers